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                                                               EXHIBIT 3.03
                                       BYLAWS
                                         OF
                                CERIDIAN CORPORATION
                               A DELAWARE CORPORATION
                            (As amended through 5/21/98)

                                      ARTICLE I
                                       OFFICES

               The registered office of Ceridian Corporation (the "Corporation") in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The executive offices of the Corporation shall be located in the City of Bloomington, County of Hennepin, State of Minnesota. The Corporation may have such other offices, either within or without the States of Delaware and Minnesota, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                     ARTICLE II
                                    STOCKHOLDERS

               Section 1. Annual Meeting. An annual meeting of the stockholders shall be held for the purpose of electing directors at such date, time and place, either inside or outside of the State of Delaware, as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

               Section 2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Chairman, by the Board of Directors, or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

               Section 3. Place of Meeting. Meetings of stockholders shall be held at such place as may be designated by the person or persons calling the meeting. If no designation is so made, meetings of stockholders shall be held at the executive offices of the Corporation in Minnesota.

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               Section 4.  Notice of Meeting.   Written notice stating  the
          place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address that appears on the records of the Corporation.

               Section 5. Fixing Date for Determination of Stockholders of Record. (A) In order to determine the stockholders entitled to notice and to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent, the Board of Directors may fix, in advance, a record date, which shall not be less than 10 nor more than 60 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors shall elect to fix a new record date for the adjourned meeting.

               (B) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware or its executive offices, or to any officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, and in each such case directed to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified mail, return receipt requested. If no record date has been fixed by
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         the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

               Section 6.   Voting  Lists.   The  officer or  agent  having
          charge  of  the  stock  transfer   records  for  shares  of   the
          Corporation shall compile, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. This list, for a period of ten days prior to such meeting, shall be kept on file either at a place within the city where the meeting is to be held which place shall be specified in the notice of the meeting, or if not so specified, at the place
          where the meeting is to be held.   Such list shall be subject  to
          inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.
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               Section 7.  Quorum.  A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice, except that no meeting shall be adjourned for more than thirty days without
          further written notice.   At such  adjourned meeting  at which  a
          quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

               Section 8. Required Vote. At all meetings of stockholders for the election of directors, a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by express provision of the Delaware General Corporation Law, the Corporation's certificate of incorporation or these bylaws, be decided by the affirmative vote of a majority of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter in question.

               Section 9. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to
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         corporate action  in  writing  without a  meeting  may  authorize another person or persons to act on the stockholder's behalf by proxy, and such authority may be granted by any means authorized or permitted by express provisions of the Delaware General Corporation Law. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

               Section 10. Voting of Shares. Subject to Article IV of the Corporation's certificate of incorporation, each outstanding share entitled to vote shall be entitled to one vote (which shall not be divisible) upon each matter submitted to a vote at a meeting of stockholders.

               Section 11. No Cumulative Voting. Every stockholder shall have the right to vote in person or by proxy for the number of shares of stock held by said stockholder for each director to be elected. No cumulative voting for directors shall be permitted.

               Section 12. Business to be Conducted. (A) At any annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted on, as are properly brought before the meeting. In order for business to be properly brought before the meeting, the business must be either (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2)
          otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 50 days nor more than 75 days prior to the meeting; provided,

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          however, that in  the event  that less  than 65  days' notice  or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

               (B) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this
          Section 12 of Article II, provided, however, that nothing in this
          Section 12 of Article II shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

               (C) The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12 of Article II, and if the chairman should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

               (D) At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

               Section 13.  Stockholder Nomination of Directors.  Not  less than 50 days nor more than 75 days prior to the date of the annual meeting, any stockholder who intends to make a nomination at the annual meeting shall deliver a notice to the Secretary of the Corporation setting forth (A) as to each nominee whom the stockholder proposes to nominate for election or reelection as a director, (1) the name, age, business address and residence address of the nominee, (2) the principal occupation or employment of the nominee, (3) the class and number of shares of capital stock of the Corporation which are beneficially owned by the nominee and (4) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies of the election of such nominee; and (B) as to the stockholder giving the notice, (1) the name and record address of the stockholder and (2) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such nominee. The Corporation may require any proposed nominee to furnish such other information as may
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          reasonably be  required by the Corporation  to
          determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                                     ARTICLE III
                                 BOARD OF DIRECTORS

               Section 1.    General Powers.    The affairs,  property  and
          business of the Corporation shall be managed by its Board of Directors.

               Section 2. Number, Tenure and Qualifications. Except as otherwise provided in the Corporation's certificate of incorporation, the number of directors of the Corporation shall be as determined from time to time by resolution of the Board of Directors. Each director shall hold office until the next annual meeting of stockholders and until his or her successor shall have been elected and qualified. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

               Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places inside or outside the State of Delaware and at such times as the Board of Directors may from time to time determine by resolution, and if so determined notices thereof need not be given.

               Section 4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place inside or outside the State of Delaware whenever called by or at the request of the Chairman or any two directors. The person or persons who call or request a special meeting of the Board of Directors may fix the time and place for holding such special meeting.

               Section 5. Notice. Notice of any special meeting shall be delivered at least two hours previously thereto by written notice delivered personally or mailed to each director at his or her business address, or by telecopy, facsimile or electronic mail. If mailed, such notice shall be deemed to be delivered on the third business day after it is deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telecopy, facsimile or electronic mail, such notice shall be deemed to be delivered upon transmission by sender to the addressee's telecopier, facsimile machine or computer. Any director may waive notice of any meeting.

               The attendance of a director at a meeting, in person or by telephone as provided by law, shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

               Section 6.    Quorum.    At any  meeting  of  the  Board  of
          Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, but if less than such majority is present at a meeting, in person or by telephone as provided by law, a majority of the directors present may adjourn the meeting from time to time without further notice.
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               Section 7.  Manner  of Acting.  The  act of the majority  of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

               Section 8. Vacancies. Except as otherwise provided in the Corporation's certificate of incorporation, any vacancy occurring in the Board of Directors by reason of death, resignation, disqualification or other cause, or resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall hold office until the next annual meeting of stockholders and until a successor shall have been elected and qualified.

               Section 9. The compensation of directors shall be fixed by resolution of the Board of Directors. Such resolution shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

               Section 10. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

               Section 11. Action by Directors in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof including the Executive Committee, may be taken without a meeting if all members of the Board or committee as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

               Section 12. Chairman of the Board of Directors. The Board of Directors may, in its discretion, elect a Chairman, who shall perform such duties as may be assigned by the Board of Directors from time to time, and shall, when present, preside at all meetings of the stockholders and of the Board of Directors. The Chairman shall serve in such capacity at the pleasure of the Board of Directors or until his or her earlier resignation or death.

               Section 13. Chairman Emeritus. The Board of Directors may, in its discretion, appoint any person who has served as, but no longer is, a director of the Corporation to the position of director emeritus. A director emeritus shall serve at the
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         pleasure of the Board of Directors, and shall provide such advice and counsel to the Board of Directors as may be requested by the Chairman. A director emeritus may attend meetings of the Board of Directors, but shall not vote at such meetings. Where such a person is also a former Chairman of the Board, he or she may also be named chairman emeritus.

                                     ARTICLE IV
                                 EXECUTIVE COMMITTEE

               The Board of Directors may elect an Executive Committee, to serve at the pleasure of the Board, consisting of at least three members of the Board of Directors. The Chairman of the Board of Directors and the Chief Executive Officer, if other than the Chairman, shall be members of the Executive Committee, and the Chairman of the Board of Directors shall be chairman of such committee. During the intervals between meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers of the Board of Directors, which may by law be exercised by the Executive Committee, to manage the business and affairs of the Corporation, including the power to authorize the issuance of capital stock of the Corporation, provided that the Executive Committee shall not have the power to authorize transactions it determines to involve consideration of more than fourteen million dollars. These limitations shall not apply to situations the Executive Committee, in its discretion, determines to be emergencies requiring its immediate action. The Executive Committee is specifically authorized to approve and adopt a certificate of ownership and merger on behalf of the Corporation pursuant to Section 253 of the Delaware General Corporation Law. All actions by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision and alteration by the Board, provided that no rights of third parties shall be affected by such revision or alteration. Vacancies in the Executive Committee shall be filled by the Board of Directors. A majority of the members of the Executive Committee shall be necessary to constitute a quorum and in every case the affirmative vote of a majority of the members of the Executive Committee shall be necessary for the taking of any action. The Executive Committee shall fix its own rules of procedure. It shall meet as provided by such rules or by resolution of the Board of Directors or by call of any member of the Committee.

                                      ARTICLE V
                                      OFFICERS

               Section 1. Number. The officers of the corporation shall be a Chief Executive Officer, a President, and one or more Vice Presidents (the number and types thereof to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of
          Directors or  the  Chief  Executive Officer  may  also  elect  or
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         appoint  such  other  officers  as  it  may  deem  necessary   or
          desirable.  Any person may hold more than one office at one time.

               Section 2.  Election  and Term of Office.   The officers  of
          the Corporation shall be elected at such times as the Board of Directors shall determine and shall hold office at the pleasure of the Board of Directors or until their earlier death or resignation. Removal of an officer by the Board of Directors shall be without prejudice to his or her contract rights, if any.

               Section 3. Chief Executive Officer. The Chief Executive Officer, subject to the provisions of these bylaws and to the direction of the Board of Directors, shall have ultimate authority for decisions relating to the general management and control of the business and affairs of the Corporation. The Chief Executive Officer shall perform such other duties as may be assigned by the Board of Directors from time to time and shall, in the absence of the Chairman of the Board of Directors, preside at all meetings of the stockholders and of the Board of Directors.

               Section 4. President. The President shall be the chief operating officer and, subject to the provisions of these bylaws and to the direction of the Board of Directors and the Chief Executive Officer, shall have such powers and shall perform such duties as may be assigned by the Board of Directors or by the Chief Executive Officer from time to time.

               Section 5. The Vice Presidents. Each Vice President shall have such powers and shall perform such duties as may be assigned to the Vice President by the Board of Directors or by the Chief Executive Officer from time to time.

               Section 6. The Secretary and Assistant Secretaries. The Secretary shall keep the minutes of the stockholders' and Board of Directors' meetings; see that all notices are duly given in accordance with the provisions of law and of these bylaws; be custodian of the corporate records and of the seal of the Corporation; keep or cause to be kept a register of the mailing address of each stockholder; have general charge of the stock transfer records of the Corporation; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board of Directors or by the Chief Executive Officer.

               An Assistant Secretary shall have such powers and shall perform such duties as may be assigned by the Board of Directors, the Chief Executive Officer or the Secretary from time to time.

               Section 7. The Treasurer and Assistant Treasurers. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever; deposit all such monies in the name of the
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         Corporation for safekeeping in appropriate banks, trust companies or other depositories; and in general perform all of the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned by the Board of Directors or by the Chief Executive Officer.

               An Assistant Treasurer shall have such powers and shall perform such duties as may be assigned by the Board of Directors, the Chief Executive Officer or the Treasurer from time to time.

                                     ARTICLE VI
                                      INDEMNITY

               Section 1.  Indemnification Rights.   To the maximum  extent
          permitted by law, the Company shall indemnify any Eligible Person (as defined below) (including such person's heirs, executors and personal representatives) against any and all Amounts (as defined below) incurred or imposed in connection with, or which result from, any Proceeding (as defined below) (other
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          than a  proceeding initiated by such person) in which  such person is or may  become involved by reason of being an Eligible Person.

               Section 2. Advancement of Expenses. In connection with any Proceeding, the Company may advance Expenses (as defined below) to any Eligible Person upon receipt of an undertaking by or on behalf of such person to repay such advance if it shall ultimately be determined that such person is not entitled to indemnification by the Company.

               Section 3. Rights Not Exclusive. The rights provided in this Article shall not be deemed exclusive of any other right or rights to which any Eligible Person may be entitled under any agreement, vote of stockholders, or otherwise.

               Section 4.  Definitions.  For purposes of this Article:

               (A) "Amounts" shall include judgments, penalties, fines, amounts paid in settlement, and Expenses.

               (B) "Company" shall mean the Corporation and any corporation at least a majority of whose voting securities having ordinary voting power for the election of directors (other than securities having such voting power only by reason of the occurrence of a contingency) which is, at the time of alleged events giving rise to the Proceeding, owned by the Corporation and/or one or more of its majority-owned subsidiaries.

               (C)   "Eligible Person" shall mean:

                    (1)  A director,  officer or employee  of the  Company;
          or

                    (2) A director, officer or employee of the Company who at the specific written request or resolution of the Board of

         Directors of  the  Corporation is,  at  the time  either  of  the
          Proceeding and/or of the alleged events giving rise to the Proceeding, serving as a director, officer or employee of any other company, partnership, joint venture, trust, employee benefit plan or other enterprise; or

                    (3)  A  fiduciary   or  co-fiduciary  of  an   employee
          benefit plan of the Company as those terms are defined in the Employee Retirement Income Security Act of 1974.

               (D) "Expenses" shall mean all reasonable attorneys' fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or preparing to be a witness in a Proceeding.

               (E) "Proceeding" shall include any actual, threatened or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing, or other formal claim that could result or has resulted in personal liability, whether civil, criminal, administrative or investigative.

                                     ARTICLE VII
                             INDEMNIFICATION AGREEMENTS

               The Corporation shall have the express authority to enter into such agreements as the Board of Directors deems appropriate for the indemnification of present or future directors and officers of the Corporation in connection with their service to, or status with, the Corporation or any other corporation, entity or enterprise with whom such person is serving at the express written request of the Corporation.

                                    ARTICLE VIII
                     CERTIFICATES FOR SHARES AND THEIR TRANSFER

               Section 1. Certificates for Shares. Such certificates shall be signed by the Chairman or Chief Executive Officer and by the Treasurer or Secretary or by any other officers determined by the Board of Directors in accordance with law.

               Section 2. Transfer of Shares. Where shares of the Corporation are presented to the Corporation with a request to register transfer, the Corporation shall register the transfer as requested if the certificate representing such shares is endorsed by the appropriate person or persons, reasonable assurance is given that those endorsements are genuine, the Corporation has no duty to inquire into adverse claims or has discharged that duty, applicable law relating to the collection of taxes has been complied with, and the transfer is in fact rightful or is to a bona fide purchaser.

                                     ARTICLE IX

                                     FISCAL YEAR

               The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December, next succeeding.

                                      ARTICLE X
                                      DIVIDENDS

               The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Corporation's certificate of incorporation.

                                     ARTICLE XI
                                        SEAL

               The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of incorporation, 1912, the state of incorporation and the words, "Corporate Seal."

                                     ARTICLE XII
                                  WAIVER OF NOTICE

               Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of these bylaws or under the provisions of the Corporation's certificate of incorporation, or under the provisions of the Delaware General Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                    ARTICLE XIII
                                      AMENDMENT

               These bylaws may be altered, amended or rescinded and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.